AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999
                                          REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                       THE SECURITIES EXCHANGE ACT OF 1933

                         Arch Communications Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                              31-1358569
(State or Other Jurisdiction of Incorporation)(IRS Employer Identification No.)

             1800 West Park Drive, Suite 250, Westborough, MA 01581
               (Address of Principal Executive Offices)     (Zip Code)

                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                              C. Edward Baker, Jr.
                      Chairman and Chief Executive Officer
                         Arch Communications Group, Inc.
                         1800 West Park Drive, Suite 250
                              Westborough, MA 01581
                     (Name and address of agent for service)

                                 (508) 870-6700
          (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
                                                       Proposed
      Title of                         Proposed        Maximum
     Securities       Amount to         Maximum       Aggregate     Amount of
        to be            be         Offering Price    Offering    Registration
     Registered     Registered (1)   Per Share (1)    Price (1)      Fee (1)
     ----------     --------------   -------------    ---------      -------
    Common Stock,      4,500,000        $2.40625     $10,828,125    $3,010.22
   $.01 par value        Shares

         (1) Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported by Nasdaq National Market on May 28, 1999 in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended.


                               Page 1 of 7 pages.
                        Exhibit Index begins on page 5.

                     STATEMENT OF INCORPORATION BY REFERENCE

   Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-26759, filed on May 9, 1997, relating to the 1997 Stock Option Plan.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, on this 27th day of May, 1999.


                                            ARCH COMMUNICATIONS GROUP, INC.


                                            By:  /s/ C. Edward Baker, Jr.
                                                 C. Edward Baker, Jr.
                                                 Chairman of the Board and Chief
                                                 Executive Officer


                                POWER OF ATTORNEY

   We, the undersigned officers and directors of Arch Communications Group, Inc. hereby severally constitute and appoint C. Edward Baker, Jr., Gerald J. Cimmino, Garry B. Watzke and David A. Westenberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Arch Communications Group, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


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




   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                     Title                               Date
     ---------                     -----                               ----

/s/ C. Edward Baker, Jr.    Chairman of the Board of Directors     May 27, 1999
------------------------    and Chief Executive Officer
C. Edward Baker, Jr.        (Principal Executive Officer)

/s/ J. Roy Pottle           Executive Vice President and Chief     May 27, 1999
-----------------           Financial Officer
J. Roy Pottle               (Principal Financial Officer and
                            Principal Accounting Officer)

/s/ R. Schorr Berman        Director                               May 27, 1999
--------------------
R. Schorr Berman

/s/ James S. Hughes         Director                               May 27, 1999
-------------------
James S. Hughes

/s/ John Kornreich          Director                               May 27, 1999
------------------
John Kornreich

/s/ Allan L. Rayfield       Director                               May 27, 1999
---------------------
Allan L. Rayfield

/s/ John B. Saynor          Director                               May 27, 1999
------------------
John B. Saynor

/s/ John A. Shane           Director                               May 27, 1999
-----------------
John A. Shane


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



                                  EXHIBIT INDEX


        Exhibit
        Number                              Description
        ------                              -----------

          5.1                               Opinion of Hale and Dorr LLP

         23.1                               Consent of Hale and Dorr LLP
                                            (included in Exhibit 5.1)

         23.2                               Consent of Arthur Andersen LLP

         24.1 Power of Attorney (included in the signature pages of this Registration Statement)


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